UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

Idenix Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605
(State or Other Juris-diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)
60 Hampshire Street Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 617-995-9800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In August 2012, Idenix Pharmaceuticals, Inc. (the “Company”) announced that the Company received verbal notices from the U.S. Food and Drug Administration (FDA) that a partial clinical hold has been placed on IDX184, the Company’s nucleotide polymerase inhibitor under development for the treatment of hepatitis C virus (HCV), and that a clinical hold has been placed on IDX19368, the Company’s next generation nucleotide polymerase inhibitor under development for the treatment of HCV, due to the occurrence of a serious cardiac-related adverse event encountered with a competitor’s nucleotide polymerase inhibitor for the treatment of HCV.

The FDA has subsequently requested in writing additional data related to IDX184 and IDX19368. The Company has updated its general investor presentation to provide a summary of such requested additional data and the status of data collection with respect to IDX184, which is attached hereto as Exhibit 99.1. Exhibit 99.1 is incorporated by reference into this Current Report on Form 8-K.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	General Investor Presentation Slides

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.

Date: September 20, 2012	By:	/s/ Maria Stahl
Maria Stahl
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	General Investor Presentation Slides